EXHIBIT 3.1
                                                                     -----------

By-laws adopted November 30, 2007

                                     BY-LAWS
                                       OF
                               SUTRON CORPORATION

                               ARTICLE I - OFFICES

         The principal office of the Corporation shall be located in the county of Fairfax, in the Commonwealth of Virginia, which may be changed from time to time by the Board of Directors. The Corporation may also maintain offices at such other places within or without the Commonwealth of Virginia, and within or without the United States, as the board of Directors may designate.


                            ARTICLE II - SHAREHOLDERS

Section 1 - Annual Meetings:
----------------------------

         The annual meeting of the Shareholders of the Corporation shall be held on the second Wednesday on the month of May beginning with the year 1984, for the election of directors and for the transaction of general business. Such annual meetings shall be general meetings, that is to say, open for the transaction of any business within the powers of the Corporation without special notice is required by statute.

Section 2 - Special Meetings:
-----------------------------

         Special meetings of the Shareholders of the Corporation may be called at any time by the Chairman of the Board of Directors, the President, a majority vote of the Board of Directors, the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting, or the Executive Committee (if created pursuant to the By-Laws). Upon request in writing, delivered to the Secretary, or any Assistant Secretary, of the holders of not less than one-tenth (1/10) of all the shares outstanding and entitled to vote, it shall be the duty of the said Secretary or Assistant Secretary to inform the Shareholders who make the request of reasonably estimated cost of preparing an mailing the notice of the meeting. Upon receipt from the Shareholders of the costs of preparing and mailing the notice of the meeting, the Secretary or Assistant Secretary shall proceed to call a meeting of the Shareholders. Such a request shall state the purpose of the meeting and notice thereof shall be given as provided in Section 4 of this Article II. No business other than that stated in the notice of the meeting shall be transacted at any special meeting of the Shareholders, however called. Special meetings of the Shareholders may be held at the principal office of the Corporation or such other places as designated by the Board of Directors pursuant of Section 3 of this Article II, whether within or outside the Commonwealth of Virginia.

Section 3 - Place of Meeting:
-----------------------------

         A majority of the Board of Directors may designate any place, either within or without the Commonwealth of Virginia, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or any other special meeting called by the Board of Directors. The President may designate any place, either within or without the Commonwealth of Virginia, unless otherwise prescribe by statute, as the place of meeting for any annual meeting or for any special meeting called by the President. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the Commonwealth of Virginia, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the Commonwealth of Virginia.

Section 4 - Notice of Meeting:
------------------------------

         (a) Written or printed notice stating the place, day and hour of the annual meeting and, in case of a special meeting, the purpose of purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either by mail, by or at the direction of the President, the Secretary or the officer of persons calling the meeting, to each Shareholder of record entitled to notice or entitled to vote at such meeting; provided, however, notice of Shareholders' meeting to act on an amendment of the Articles of Incorporation or on a reduction of stated capital or on a plan on merger, consolidation or exchange shall be given not less than twenty-five (25) nor more than fifty (50) days before the date of the meeting and shall be accompanied by a copy of the proposed amendment or plan of reduction or merger, consolidation or exchange, as the case may be: Notice of a special meeting shall also indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with proper postage thereon prepaid.

         (b) Notice of any meeting need not be given to any person who may become a Shareholder of record after the mailing of such notice and prior to the meeting, or to any Shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting which is filed with the records of the Shareholders Meetings, or to any Shareholder who attends such meeting, in person or by proxy unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Notice of any adjourned meeting of Shareholders need not be given unless otherwise required by statute.

Section 5 - Quorum:
-------------------

         The presence, in person or by proxy, at a meeting of Shareholders of the majority of outstanding shares of the Corporation entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of Shareholders. In the event such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have to power to adjourn the meeting to a future date at which a quorum shall be present or represented without further notice to the Shareholders. In the event a quorum is present or represented at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 6 - Voting of Shares-General:
-------------------------------------

         (a) Except ad otherwise provided by the statute or by the Charter, any corporate action to be taken by the vote of the Shareholders shall be authorized by a majority of votes cast at a meeting of Shareholders by the holders of shares entitled to vote thereon.

         (b) Except as otherwise provided by the statute or by the Charter, at each meeting of Shareholders each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

         (c) Each Shareholder entitled to vote, or to express consent or dissent without a meeting, may do so by proxy, provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the Shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the corporation.

         (d) At each election of Directors, each holder of record of stock of the Corporation entitled to vote thereat shall have the right to vote, in person or by proxy, the number of shares of stock registered in his name on the books of the Corporation for as many persons as there are Directors to be elected at that time and for whose election he has a right to vote.

         (e) Upon demand of Shareholders holding fifteen percent (15%) of the shares present in person or by proxy and entitled to vote, voting for Directors, or upon any question before a meeting, shall be by ballot.

Section 7 - Voting of Shares by Certain Holders:
------------------------------------------------

         (a) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         (b) Shares held by an administrator, executor, guardian, committee or curator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy., but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         (c) Shares standing in the name of a receiver or a trustee in proceedings under the Federal Bankruptcy Code may be voted by such receiver or trustee, and shares held by or under the control of a receiver or a trustee may be voted by such receiver or trustee without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee was appointed.

         (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.

         (e) Shares standing in the name of the partnership may be voted by any partner.

         (f) Shares standing in the name of two or more persons as joint tenants, or tenants in common, or tenants by the entirety, may be noted in person or by proxy by any one or more of such persons. If more than one of such tenants shall vote such shares, the vote shall be divided among them in proportion to the number of such tenants voting in person or by proxy.

         (g) Shares of its own stock belonging to the Corporation capacity shall not be voted at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time entitled to vote. Shares of it's own stock held by the Corporation in a fiduciary, but if the Corporation is a fiduciary jointly with another, the other may vote such shares.

         (h) unless otherwise agreed in writing, the holder of record of shares, which actually belong to another, shall issue a proxy to vote the shares to the actual owner on his demand.

Section 8 - Closing of Transfer Books or Fixing of Record Date:
---------------------------------------------------------------

         For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof , or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty (50) days. In lieu of closing the stock transfer books, the Directors may fix in advance, a date as the record date for any such determination of Shareholders, such date in any case not to be more than seventy (70) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 9 - Voting Lists:
-------------------------

         The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of Shareholders. A complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal business office of the Corporation and shall be subject to inspection of any Shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to the identity of the Shareholders entitled to examine such list or transfer books or to vote at any such meeting of Shareholders.

Section 10 - Informal Action by Shareholders:
---------------------------------------------

         Unless otherwise provided by law, any action required to be taken at a meeting of Shareholders, or any other action that may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof and such consent shall be filed with the records of Shareholders' meetings.


                        ARTICLE III - BOARD OF DIRECTORS

Section 1 - General Powers:
---------------------------

         Unless otherwise provided by statute or by the Charter, the business and affairs of the Corporation shall be managed by its Board of Directors.


Section 2 - Number, Election and Tenure:
----------------------------------------

         (a) The number of Directors of the Corporation shall be four (4). The number of Directors may be increased to not more than fifteen (15) or decreased to not less than three (3) by action of the Board of Directors, which shall be deemed an amendment to these Bylaws, provided that the tenure in office of no Director shall be affected thereby.

         (b) Except as may be otherwise provided herein or in the Charter, the members of the Board of Directors of the Corporation, who need not be Shareholders, shall be elected by a majority of the votes cast at the meeting of Shareholders, by the holders of shares, present in person or by proxy, entitled to vote in the election.

         (c) Each Director shall hold office until the next annual meeting of Shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office or death.

Section 3 - Chairman:
---------------------

         At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside, and in his absence, a Chairman chosen by the Directors shall preside.

Section 4 - Annual and Regular Meetings:
----------------------------------------

         The annual meeting of the board of Directors shall be held, without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of Shareholders for the purpose of organization and the transaction of other business. Regular meetings of the Board of Directors shall be held at the principal business office of the Corporation, at such times as may be fixed by general resolution of the Board, or at such other place as designated by the Board, without notice other than such resolution.

Section 5 - Special Meetings:
-----------------------------

         Special meetings of the Board of Directors may be called by or at the request of the President or by a majority of the Directors or by a majority of the Executive Committee, if an Executive Committee has been established, either in writing or by vote. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

Section 6 - Place of Meetings:
------------------------------

Subject to the provisions of Section 4 of this Article III the Board of Directors may hold its regular and special meetings at such place or places within or without the Commonwealth of Virginia as it may from time to time determine. In the absence of any such determination, regular and special meetings of the Board of Directors shall be help at the principal business office of the Corporation.

Section 7 - Notice:
-------------------

         Notice of the place, day and hour and purpose of any special meeting shall be given at least two (2) days previous thereto by written notice delivered personally or mailed or sent by telegram to each Director at his last known post office address according to the records of the Corporation or at his business or residence address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon paid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting if he before or after the meeting signs a waiver of notice, which is filed with the records of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 8 - Participating by Conference Telephone:
--------------------------------------------------

         Members of the Board of Directors may participate in any regular or special meeting of such Board by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. When such a meeting is conducted by means of a conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.

Section 9 - Quorum:
-------------------

         A majority of the number of Directors fixed by Section 2 of this
Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting to a future date at which the quorum will be present or represented without further notice.

Section 10 - Manner of Acting:
------------------------------

         (a) At all meetings of the Board of Directors, each Director present shall have one vote.

         (b) Except as otherwise provided by statute, the act of the majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 11 - Vacancies:
-----------------------

         Except in the case of a removal of a Director pursuant to Section 15 of this Article III, any vacancy occurring in the Board of Directors, for any reason other than increase by more than two (2) in the number of Directors, may be filled by the affirmative vote of a majority, though less than a quorum, of the remaining Directors of the Board of Directors, unless otherwise provided by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Directorship to be filled by reason of an increase by more than two (2) in the number of Directors may be filled by election at an annual meeting of the Shareholders or at a special meeting of the Shareholders called for that purpose.

Section 12 - Compensation:
--------------------------

         By resolution of the Board of Directors, the Directors may be paid their expense, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 13 - Presumption of Assent:
-----------------------------------

         A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter id taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as secretary of the meeting before adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within twenty-four (24) hours after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action or failed to make his dissent known at the meeting.

Section 14 - Resignation:
-------------------------

         Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 15 - Removal:
---------------------

         Any director may be removed with or without cause at any time by the affirmative vote of a majority of Shareholders holding of record in the aggregate ate least a majority of the outstanding shares entitled to vote of the Corporation at any meeting of the Shareholders. The Shareholders shall then elect a new Director to fill the vacancy thereby created.

Section 16 - Contracts:
-----------------------

         (a) No contract or other transaction between the Corporation and one or more of its officers or Directors or in which one or more of its officers or Directors are interested and no contract or other transaction between the Corporation and any other corporation, firm, association or entity in which one or more of its officers or Directors are directors or officers or are interested, shall be either void or void able because of such relationship or interest or because such Director or Directors are present and are counted in determining the presence of a quorum at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, provided that the material facts as to his or their relationship or interest are disclosed or known:

                  (i) To the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote sufficient for the purpose without counting the voted of such interested Directors, or if the votes of the Disinterested Directors are insufficient to constitute an act of the Board, by unanimous vote of the disinterested Directors, if there are not less than two such disinterested Directors; or

                  (ii) To the Shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

         (b) In any event no contract or other transaction described in subsection (a) of this section shall be void or void able despite failure to comply with parts (i) or (ii) of subsection (a), provided that such contract or transaction was fair and reasonable to the Corporation in view of all the facts known to any officer or Director at the time such contract or transaction was entered into on behalf of the Corporation.

Section 17 - Informal Action by Directors:
------------------------------------------

         Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent setting forth the action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or committee.


              ARTICLE IV - EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 1 - Designation of Executive Committee:
-----------------------------------------------

         The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these By-Laws, as amended from time to time, may designate two or more Directors to constitute an Executive Committee. The designation of such Executive Committee, and the delegation of the authority hereinabove granted, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. No member of the Executive Committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the Executive Committee, to fill vacancies thereon, to change any member thereof, and to change functions or terminate the existence thereof.

Section 2 - Powers of the Executive Committee:
----------------------------------------------

         During the intervals between meetings of the Board of Directors, and subject to such limitations as may be required by law or by resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, including power to authorize the seal of the Corporation to be affixed to all papers which may require it, except that the Executive Committee shall have no authority to approve the amendment of the Articles of Incorporation, a plan of merger or consolidation, a plan of exchange under the Corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, of the property and assets of the Corporation otherwise than in the usual and regular course of its business, the voluntary dissolution of the Corporation, or revocation of dissolution proceedings. The Executive Committee may also from time to time formulate and recommend to the Board of Directors for approval general policies regarding the management of business and affairs of the Corporation. All minutes of meetings of the Executive Committee shall be submitted to the next succeeding meeting of the Board of Directors for approval; but failure to submit same or to receive approval thereof shall not invalidate any completed or uncompleted action taken by the Corporation upon authorization of the Executive Committee prior to the time at which the same should have been, or was, submitted as above provided.

Section 3 - Procedure; Meeting Quorum:
--------------------------------------

         The president of the Corporation shall, if present, act as the chairman of all meetings of the Executive Committee, and the Secretary f the Corporation shall, if present, act as the secretary of the meeting. In case of the absence from any meeting of the Executive Committee of the President or the Secretary of the Corporation, the Executive Committee shall appoint a chairman or secretary, as the case may be, of the meeting. The Executive Committee shall keep a record of its acts and proceedings. Regular meetings of the Executive Committee, of which no notice shall be necessary , shall be help on such days and at such places as shall be fixed by resolution adopted by the majority of the Executive Committee. Special meetings of the Executive Committee shall be called at the request of any member of the Executive Committee, and shall be held upon notice by letter, telegram, cable, or radiogram, delivered for transmission not late than during the second day immediately preceding the day for such meeting. Notice of any special meeting of the Executive Committee may be waived in writing, signed by the members entitled to such notice, whether before or after the time stated therein, and shall be equivalent to the giving of such notice. Attendance of any member of the Executive Committee at a special meeting shall constitute the waiver of notice at such special meeting. The Executive Committee may hold its meetings within or without the Commonwealth of Virginia, as it may from time to time by resolution determine. A majority of the Executive Committee from time to time, shall be necessary to constitute a quorum fro the transaction of any business, and the act of a majority of members present at a meeting in which quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and individual members shall have no power as such. The Board of Directors may vote to the members of the Executive Committee to a reasonable fee as compensation for attendance at meetings of such Committee.

Section 4 - Other Committees:
-----------------------------

         Other committees, consisting of two or more Directors, may be designated by a resolution adopted by a majority of the Directors present at a meeting in which the quorum is present. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by Section 2 of this
Article IV.


                              ARTICLE V - OFFICERS

Section 1 - Number:
-------------------

         The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the President and the Chairman of the Board of Directors may be, but is not required to be, a Director of the Corporation. Any two or more offices except President and Secretary may be held by the same person, but in no case shall one person sign any instrument of any kind in more than one capacity.

Section 2 - Election and Term of Office:
----------------------------------------

         The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold a term of one year and thereafter until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3 - Removal:
--------------------

         Any officer or agent elected or appointed by the Board of Directors may be removed by a majority of the Board of Directors whenever in its judgment the best interests of the Corporation would be severed thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4 - Vacancies:
----------------------

         A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5 - The Chairman of the Board:
--------------------------------------

         The Chairman of the Board, if one be designated by the Board of Directors, shall preside at all meetings of the Shareholders and of the Board of Directors, if present, shall act in an advisory capacity to the other principal officers, and shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe.

Section 6 - President:
----------------------

         The president shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, in general, shall supervise and control all of the business and affairs of the Corporation. If a Chairman of the Board is not designated or is absent or is unable to act, a President shall, when present, preside at all meetings of the Shareholders and, when required, of the Board of Directors. He may sign, when the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7 - Vice President:
---------------------------

         In the absence of the President or in the event of his death, inability or refusal to act, the Vice President ( or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions on the President. The Vice President may sign, with the Secretary or any other proper officer of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments, which the Board of Directors has authorized to be executed. The Vice president shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

Section 8 - Secretary:
----------------------

The Secretary shall: (a) keep the minutes of the meetings of Shareholders, of the Board of Directors, and Executive Committee in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents in accordance with the procedures required by law for affixing the corporate seal, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same; (d) may sign with the President or Vice President certificates of stock of the Corporation; (e) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (f) have a general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9 - Treasurer:
----------------------

         If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VII of these By-Laws; may sign, with the President or a Vice President, Certificates of stock of the Corporation and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 10 - Assistant Officers:
--------------------------------

         The Board of Directors may elect one or more Assistant Secretaries and one or more Assistant Treasurers. Each such Assistant Secretary or Assistant Treasurer shall hold office for such period and shall have such authority and perform such duties as the Board of Directors may prescribe.

Section 11 - Salaries:
----------------------

         The salaries of officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Section 12 - Resignation:
-------------------------

         Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or to the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 13 - Sureties and Bonds:
--------------------------------

         In the event the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties, as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or sureties of the Corporation which may come into his hands.

Section 14 - Shares of Other Corporations:
------------------------------------------

         Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such Shareholder ( including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.


                      ARTICLE VI - CERTIFICATES FOR SHARES

Section 1 - Certificates for Shares - General:
----------------------------------------------

         (a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. Each certificate representing shares of the Corporation shall state:

                  (1) that the Corporation is organized under the laws of the Commonwealth of Virginia;

                  (2) the name of the person to whom issued;

                  (3) the number and class of shares and the designation of the series, if any, which such certificate represents;

                  (4) the par value of each share represented by such certificate, or a statement that the shares are without par value.

         (b) The shares of the Corporation may be represented by certificates or may be issued in un-certificated form. Every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, or any other officer designated by the Board of Directors, representing the number of shares registered in certificate form, and may (but need not) be sealed with the seal of the Corporation. Such seal may be a facsimile. Where such certificate if countersigned by a transfer agent other than the Corporation itself or an employee of the Corporation, or by a transfer clerk and registered by a registrar, the signatures of the President or Vice President and the Secretary or Treasurer upon such certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to hold such office at the date of its issue.

         (c) If the Corporation shall be authorized to issue more than one class of stock, the designations, preferences, limitations and relative rights of each class of stock shall be set forth in full on the face or back of every certificate, or the certificates shall state that the Corporation will furnish to any Shareholder upon request and without charge a full statement of same.

         (d) If the Corporation is authorized to issue and preferred or special class in series:

         (i) the differences in the relative rights and preferences between the shares of each series to the extent they have been fixed and determined, and

         (ii) the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series, shall be set forth in full on the face or back of every certificate, or the certificates will state that the Corporation will furnish to any Shareholder upon request and without charge a full statement of same.

         (e) No certificate representing shares shall be issued until the full amount of consideration therefore had been paid, except as otherwise permitted by law.

         (f) The Board of Directors may not authorize the issuance of certificates for fractions of a share but may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitles to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided as full shares, but such scrip shall not entitle holder to any rights of a Shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:
-------------------------------------------

         The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, on production of evidence of loss or destruction as the Board of Directors in its discretion may require. The Board of Directors, may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Transfers of Shares:
--------------------------------

         (a) Transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation only by the holder of the record thereof, in person or by his duly authorized attorney-in-fact, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

         (b) The Corporation shall be entitled to treat the holder of the record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, thereof, except as otherwise expressly provided by law.


              ARTICLE VII - CONTRACTS. LOANS, CHECKS AND DEPOSTITS:

Section 1 - Contracts:
----------------------

         The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2 - Loans:
------------------

         No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3 - Checks, Drafts, etc.:
---------------------------------

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. No checks shall be signed in blank.

Section 4 - Deposits:
---------------------

         All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.


                           ARTICLE VIII - FISCAL YEAR

         The fiscal year of the Corporation shall be the calendar year unless otherwise determined by the Board of Directors.


                             ARTICLE IX - DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Charter.


                                ARTICLE X - SEAL

         The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state and year of incorporation and the words, " Corporate Seal."


                          ARTICLE XI - WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of the Charter, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                            ARTICLE XII - AMENDMENTS

         The Board of Directors shall have power to make, adopt, alter, amend or repeal, from time to time, By-Laws of the Corporation. All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by the affirmative vote of the Shareholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of Directors at any annual or special meeting of Shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth therein the proposed amendment.


                            ARTICLE XIII - INDEMNITY

         (a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or in testate representative is or was a Director, officer or employee of the Corporation, or of any corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, suit or proceedings, or in connection with any appeal therein, to the fullest extent provided by the law.

         (b) The foregoing right of indemnification shall not be deemed exclusive of any other rights of which any officer or Director or employee may be entitled apart from the provisions of this Article XIII.

         (c) The amount of indemnity to which any officer, Director or employee may be entitled shall be fixed by the Board of Directors.

         (d) The Board of Directors may authorize the purchase of such indemnification insurance as it shall, from time to time, deem appropriate.


                         ARTICLE XIV - SUNDRY PROVISIONS

         The Corporation shall maintain, at its principal office in the Commonwealth of Virginia or at such other office or agency of the Corporation within or without the Commonwealth of Virginia as the Board of Directors shall determine, an original or duplicate stock ledger containing the names and addresses of all Shareholders and the number of shares of each class held by each Shareholder. In addition to the foregoing, the original or a certified copy of the By-Laws, including all amendments, shall be kept at the principal office of the Corporation in the Commonwealth of Virginia.